UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2005

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2005, PV Exploration Company ("PV Exploration"), an indirect wholly-owned subsidiary of Southwestern Energy Company ("Southwestern"), entered a Sales Agreement (the "Sales Agreement") with M.D. Cowan Inc. ("M.D. Cowan") pursuant to which PV Exploration agreed to purchase five drilling rigs and certain spare parts for an aggregate purchase price of approximately $37.7 million (the "Purchase Price"). In connection with entering the Sales Agreement, PV Exploration deposited into escrow approximately $18.9 million as a down payment. The remainder of the Purchase Price is payable in equal increments upon delivery of the rigs and the spare parts. The first rig is expected to be delivered on or about November 15, 2005. One additional rig is to be delivered on the fifteenth of each month thereafter and delivery of all rigs is expected to have been completed on or about March 15, 2006.

On July 6, 2005, Southwestern issued a press release announcing the transaction. A copy of the press release is filed with this Report as Exhibit 99.1.

SECTION 9.  Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release dated July 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: July 6, 2005	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 6, 2005.